FOR MORE INFORMATION                                    FOR IMMEDIATE RELEASE
Jeff Battcher (404-713-0274)                                 January 24, 2000
Pattie Kushner (404-249-2365)


                   BellSouth EPS Grows 26.2% in Fourth Quarter
    Internet, data, wireless, international fuel $25 billion annual revenues;
                      1999 EPS up 22% before special items

ATLANTA - BellSouth Corporation (NYSE: BLS) reported earnings per share (EPS) of 53 cents (before one-time gains) in the fourth quarter of 1999, a gain of 26.2 percent compared to 42 cents in the final quarter of 1998. For the year, normalized EPS improved 22 percent to $2.00, and BellSouth's annual revenues exceeded $25 billion for the first time.

Continued strong performance in the company's primary growth areas drove results for the quarter and year. In the U.S., customer demand remained brisk for BellSouth Internet, data, wireless and calling feature services. In the company's growing number of international markets, wireless customers increased
70.3 percent in 1999.

"The fourth quarter was important to BellSouth investors because of the continued strength of our current operations," said Duane Ackerman, chairman and chief executive officer. "In addition, the new European alliance we formed in December with KPN Royal Dutch Telecom captures at least $8.9 billion in value and gives us options for the future in our fastest growing business segments, wireless and data."

Internet, E-Commerce, Data

BellSouth's array of Internet and E-commerce products and services helped generate digital and data revenues of $760 million in the fourth quarter of 1999, a 30.1 percent increase compared to $584 million in the same quarter a year ago. For 1999 as a whole, data revenues surged 33.1 percent to $2.8 billion from $2.1 billion in 1998. Access line equivalents, which include broadband services as well as traditional switched lines, grew at an annual rate of nearly 16 percent. The company's Internet service, BellSouth.net, grew more than 82 percent in 1999 and now has nearly 700,000 consumer and business customers.

Domestic Wireless

Domestic cellular and PCS revenue of $836 million in the fourth quarter of 1999 grew 18.6 percent compared to $705 million in the same quarter of 1998. U.S. wireless customers increased 661,000 in 1999 as a whole (based on the company's ownership percentages), including a fourth quarter increase of 202,000 driven by another busy holiday season. Customer growth for the year was 14.1 percent (adjusted for sale of Honolulu Cellular in the third quarter of 1999).

International

BellSouth's international strategy continued to boost growth. Based on the company's ownership percentages, BellSouth's international wireless customer base grew by 2.4 million in 1999, or 70.3 percent. On a proportionate basis, fourth quarter international wireless revenues climbed 18.0 percent, to $781 million in 1999 from $662 million in the same quarter of the previous year (adjusted for the sale of New Zealand operations in the fourth quarter of 1998). Worldwide, BellSouth now serves a total of nearly 19 million wireless customers (11.2 million on a proportionate basis).

Calling Features

Calling features such as Caller ID Deluxe and the new BellSouth(r) Privacy Director(SM) service continued to boost performance in three ways - as monthly subscriptions, on a per use basis, and as part of value packages such as BellSouth(r) Solutions and the BellSouth(r) Complete Choice(r) Plan. Calling feature revenues were $500 million in the fourth quarter of 1999, compared to $439 million in the same three months of 1998. For the year, revenues improved
16.8 percent to $1.9 billion. BellSouth Solutions, the company's newest package, was introduced in August 1999 for residential and small business customers. It gives customers Internet access, wireless, paging and local phone service with up to 20 calling features -- all on one bill, with one number to call for service.

Fourth Quarter

BellSouth's fourth quarter revenues were a record $6.7 billion in 1999, a gain of 8.3 percent compared to $6.2 billion a year earlier. Net income of $1.1 billion included a foreign currency gain of $47 million, or 2 cents per share. Normalized net income of $1.0 billion increased 21.1 percent compared to the fourth quarter of 1998, when net income was $831 million (before one-time gains totaling $172 million).

Full Year 1999

For the year,  BellSouth posted record revenues of $25.2 billion, an increase of
9.1 percent compared to 1998. Excluding special items in both years, 1999 normalized EPS of $2.00 compared to $1.64 in 1998. Reported EPS was $1.80 in 1999, compared to $1.78 in the previous year. As disclosed in the fourth quarter, 1999 EPS reflects a second quarter non-cash charge of 10 cents related to the revised reporting of an asset swap. Net income excluding special items was $3.8 billion in 1999, compared to $3.3 billion in 1998. Reported net income in 1999 was $3.4 billion versus $3.5 billion in 1998.

BellSouth is a $25 billion communications services company. It provides telecommunications, wireless communications, cable and digital TV, directory advertising and publishing, and Internet and data services to more than 37 million customers in 20 countries worldwide.

NOTE: For more information about BellSouth Corporation, visit the BellSouth Web page at http://www.bellsouth.com/

BellSouth Corporation
Consolidated Statements of Income (unaudited)
(amounts in millions, except per share data)

                                     Quarter Ended
                                   12/31/99  12/31/98 % Change

Operating Revenues
  Wireline communications
    Local service                   $2,774    $2,575     7.7%
    Network access                   1,183     1,174     0.8%
    Long distance                      147       181   (18.8%)
    Other wireline                     353       271    30.3%
      Total wireline
        communications               4,457     4,201     6.1%
  Domestic wireless                    836       705    18.6%
  International operations             588       545     7.9%
  Advertising and publishing           720       680     5.9%
  Other                                 80        37      N/M
    Total Operating Revenues         6,681     6,168     8.3%

Operating Expenses
  Operational and support
    expenses                         3,643     3,486     4.5%
  Depreciation and amortization      1,196     1,129     5.9%
  Provision for asset impairment         -         -      N/M
    Total Operating Expenses         4,839     4,615     4.9%
Operating Income                     1,842     1,553    18.6%
Interest Expense                       293       226    29.6%
Other Income (Expense), net             73       310      N/M
Income Before Income Taxes           1,622     1,637    (0.9%)
Provision for Income Taxes             569       634   (10.3%)
           Net Income               $1,053    $1,003     5.0%

Diluted:
  Weighted Average Common
   Shares Outstanding                1,901     1,972    (3.6%)
  Earnings Per Share                 $0.55     $0.51     7.8%



                                           Year Ended
                                    12/31/99    12/31/98    % Change

Operating Revenues
  Wireline communications
    Local service                   $10,887     $10,033        8.5%
    Network access                    4,761       4,632        2.8%
    Long distance                       608         713      (14.7%)
    Other wireline                    1,198       1,023       17.1%
      Total wireline
        communications               17,454      16,401        6.4%
  Domestic wireless                   3,191       2,723       17.2%
  International operations            2,289       1,995       14.7%
  Advertising and publishing          2,010       1,891        6.3%
  Other                                 280         113         N/M
    Total Operating Revenues         25,224      23,123        9.1%

Operating Expenses
  Operational and support
    expenses                         13,796      12,862        7.3%
  Depreciation and amortization       4,671       4,357        7.2%
  Provision for asset impairment        320           -         N/M
    Total Operating Expenses         18,787      17,219        9.1%
Operating Income                      6,437       5,904        9.0%
Interest Expense                      1,030         837       23.1%
Other Income (Expense), net              81         684         N/M
Income Before Income Taxes            5,488       5,751       (4.6%)
Provision for Income Taxes            2,040       2,224       (8.3%)
           Net Income                $3,448      $3,527       (2.2%)

Diluted:
  Weighted Average Common
   Shares Outstanding                 1,916       1,984       (3.4%)
  Earnings Per Share                  $1.80       $1.78        1.1%

Selected Financial and Operating Data

                                Quarter Ended
                               12/31/99    12/31/98    % Change

EBITDA (a)                       $3,038      $2,682       13.3%
EBITDA margin                     45.5%       43.5%     +200bps
Return on average
  equity (annualized)             30.0%       25.1%    + 490bps
Return on average total
  capital (annualized)            17.1%       16.3%      +80bps
Dividends per share               $0.19       $0.19        0.0%
Capital expenditures             $1,717      $1,468       17.0%



                                 Year Ended
                            12/31/99    12/31/98    % Change

EBITDA (a)                   $11,428     $10,261       11.4%
EBITDA margin                  45.3%       44.4%      +90bps
Return on average
  equity (annualized)          24.0%       22.3%     +170bps
Return on average total
  capital (annualized)         14.7%       15.1%      -40bps
Dividends per share            $0.76       $0.73        4.1%
Capital expenditures          $6,173      $5,212       18.4%

                                        As of
                             12/31/99    12/31/98    % Change

Common shares outstanding         1,883       1,950       (3.4%)
Book value per share              $7.86       $8.26       (4.8%)
Debt ratio                        53.1%       43.0%   +1,010bps
Total employees                  96,162      88,450        8.7%


(a) Year-to-date 1999 excludes a $320 million non-cash charge for asset impairment recorded in second quarter 1999.

BellSouth Corporation
Normalized Earnings Summary  (unaudited)
($ in millions, except per share data)

                                           Quarter Ended
                                        12/31/99   12/31/98    % Change


Reported Net Income                        $1,053      $1,003        5.0%
     Foreign currency (gain) loss(a)          (47)          -           -
     Loss on asset impairment(b)                -           -           -
     Recognition of foreign
      investment tax credits(c)                 -           -           -
     Gain on sale of Honolulu
      Cellular                                  -           -           -
     Gain on sale of BellSouth
      New Zealand                               -        (110)          -
     Income from Prime loan
      settlement (d)                            -         (62)          -
     Gain on sale of ITT World
      Directories(e)                            -           -           -
Normalized Net Income                      $1,006        $831       21.1%


Reported Diluted Earnings Per Share         $0.55       $0.51        7.8%
     Foreign currency (gain) loss(a)        (0.02)          -           -
     Loss on asset impairment(b)                -           -           -
     Recognition of foreign
      investment tax credits(c)                 -           -           -
     Gain on sale of Honolulu
      Cellular                                  -           -           -
     Gain on sale of BellSouth
      New Zealand                               -       (0.06)          -
     Income from Prime loan
      settlement (d)                            -       (0.03)          -
     Gain on sale of ITT World
      Directories(e)                            -           -           -
Normalized Diluted Earnings Per Share       $0.53       $0.42       26.2%


Normalized return on average
 equity (annualized)                        28.7%       20.8%     +790bps
Normalized return on average
 total capital (annualized)                 16.5%       13.9%     +260bps


                                          Year Ended
                                       12/31/99    12/31/98    % Change


Reported Net Income                        $3,448      $3,527      (2.2%)
     Foreign currency (gain) loss(a)          308           -          -
     Loss on asset impairment(b)              187           -          -
     Recognition of foreign
      investment tax credits(c)               (95)          -          -
     Gain on sale of Honolulu
      Cellular                                (23)          -          -
     Gain on sale of BellSouth
      New Zealand                               -        (110)         -
     Income from Prime loan
      settlement (d)                            -         (62)         -
     Gain on sale of ITT World
      Directories(e)                            -         (96)         -
Normalized Net Income                      $3,825      $3,259      17.4%


Reported Diluted Earnings Per Share         $1.80       $1.78       1.1%
     Foreign currency (gain) loss(a)         0.16           -          -
     Loss on asset impairment(b)             0.10           -          -
     Recognition of foreign
      investment tax credits(c)             (0.05)          -          -
     Gain on sale of Honolulu
      Cellular                              (0.01)          -          -
     Gain on sale of BellSouth
      New Zealand                               -       (0.06)         -
     Income from Prime loan
      settlement (d)                            -       (0.03)         -
     Gain on sale of ITT World
      Directories(e)                            -       (0.05)         -
Normalized Diluted Earnings Per Share       $2.00       $1.64      22.0%


Normalized return on average
 equity (annualized)                        26.7%       20.6%    +610bps
Normalized return on average
 total capital (annualized)                 16.0%       14.1%    +190bps

(a) Represents foreign currency gains and losses recorded by our equity investees in Brazil. These gains and losses are primarily due to fluctuations in the Brazilian Real to U.S. dollar exchange rate and the resulting mark-to-market adjustment of the investees' US dollar-denominated debt.

(b) Represents the after-tax loss recorded in second quarter 1999 associated with the write-down of equipment that is being replaced as we continue to upgrade our U.S. wireless network.

(c)  Represents foreign investment tax credits generated in prior years.

(d) Represents the contingent interest and prepayment penalties associated with the repayment of the Prime Loan during fourth quarter 1998.

(e) Represents the after-tax gain associated with additional proceeds received in first quarter 1998 on the July 1997 sale of ITT World Directories, included in Other Income (Expense), net.




Software Capitalization


The new accounting rules on capitalization of internal software costs were adopted in first quarter 1999. The following table adjusts our 1999 normalized operating results for the impact of adoption:


                                       Quarter Ended
                                    12/31/99   12/31/98    % Change

Operational and support expenses       $3,742      $3,486        7.3%
Depreciation and amortization           1,166       1,129        3.3%
  Total Operating Expenses             $4,908      $4,615        6.3%

Adjusted:
  Net Income                             $961        $831       15.6%
  Earnings Per Share                     $.51        $.42       21.4%

                                          Year Ended
                                    12/31/99    12/31/98    % Change

Operational and support expenses       $14,327     $12,862      11.4%
Depreciation and amortization            4,592       4,357       5.4%
  Total Operating Expenses             $18,919     $17,219       9.9%

Adjusted:
  Net Income                            $3,540      $3,259       8.6%
  Earnings Per Share                     $1.85       $1.64      12.8%

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)

                                             December 31,         December 31,
                                                 1999                 1998

Assets
Current Assets:
  Cash and cash equivalents                       $1,069               $3,003
  Temporary cash investments                         323                  184
  Accounts receivable--net of
    allowance for uncollectibles
    of $312 and $251                               5,177                4,629
  Material and supplies                              451                  431
  Other current assets                               367                  459
      Total Current Assets                         7,387                8,706

Investments and Advances                           6,062                2,861

Property, Plant and Equipment                     61,009               57,974
  Less: accumulated depreciation                  36,378               34,034
    Property, Plant and Equipment, net            24,631               23,940

Deferred Charges and Other Assets                  1,564                1,028
Intangible Assets, net                             3,774                2,875
Total Assets                                     $43,418              $39,410

Liabilities and Shareholders' Equity
Current Liabilities:
  Debt maturing within one year                   $7,995               $3,454
  Accounts payable                                 1,961                2,219
  Other current liabilities                        3,781                3,477
    Total Current Liabilities                     13,737                9,150

Long-Term Debt                                     8,771                8,715

Noncurrent Liabilities:
  Deferred income taxes                            2,691                2,512
  Unamortized investment tax credits                 126                  167
  Other noncurrent liabilities                     3,299                2,756
    Total Noncurrent Liabilities                   6,116                5,435

Shareholders' Equity:
  Common stock, $1 par value                       2,020                2,020
  Paid-in capital                                  6,771                6,766
  Retained earnings                               11,456                9,479
  Accumulated other comprehensive income            (379)                 (64)
  Shares held in trust and treasury               (4,798)              (1,752)
  Guarantee of ESOP debt                            (276)                (339)
    Total Shareholders' Equity                    14,794               16,110
Total Liabilities and Shareholders' Equity       $43,418              $39,410

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

Wireline Communications

                                         Quarter Ended
                                     12/31/99    12/31/98    % Change

Operating Revenues
  Local service                       $2,774      $2,575        7.7%
  Network access                       1,183       1,174        0.8%
  Long distance                          147         181      (18.8%)
  Other wireline                         438         341       28.4%
    Total Operating Revenues           4,542       4,271        6.3%
Operating Expenses
  Operational and support expenses     2,113       2,092        1.0%
  Depreciation and amortization          842         854       (1.4%)
    Total Operating Expenses           2,955       2,946        0.3%
Operating Income                       1,587       1,325       19.8%
Interest Expense                         150         142        5.6%
Other Income, net                          -           1         N/M
Income Before Income Taxes             1,437       1,184       21.4%
Provision for Income Taxes               521         427       22.0%
  Segment Net Income(1)                 $916        $757       21.0%


                                         Year Ended
                                     12/31/99    12/31/98    % Change

Operating Revenues
  Local service                      $10,887     $10,033        8.5%
  Network access                       4,761       4,632        2.8%
  Long distance                          608         713      (14.7%)
  Other wireline                       1,516       1,244       21.9%
    Total Operating Revenues          17,772      16,622        6.9%
Operating Expenses
  Operational and support expenses     8,551       8,387        2.0%
  Depreciation and amortization        3,393       3,363        0.9%
    Total Operating Expenses          11,944      11,750        1.7%
Operating Income                       5,828       4,872       19.6%
Interest Expense                         560         551        1.6%
Other Income, net                         18           3         N/M
Income Before Income Taxes             5,286       4,324       22.2%
Provision for Income Taxes             1,971       1,573       25.3%
  Segment Net Income(1)               $3,315      $2,751       20.5%

Selected Financial and Operating Data

                                         Quarter Ended
                                     12/31/99    12/31/98    % Change
(amounts in millions)
EBITDA                                   $2,429      $2,179       11.5%
EBITDA margin                             53.5%       51.0%     +250bps
Convenience feature revenues               $500        $439       13.9%
Access minutes of use                    27,778      26,613        4.4%
Long distance messages                      139         183      (24.0%)
Capital expenditures                     $1,170        $919       27.3%


                                         Year Ended
                                     12/31/99    12/31/98    % Change
(amounts in millions)
EBITDA                                   $9,221      $8,235       12.0%
EBITDA margin                             51.9%       49.5%     +240bps
Convenience feature revenues             $1,911      $1,636       16.8%
Access minutes of use                   110,088     104,373        5.5%
Long distance messages                      644         784      (17.9%)
Capital expenditures                     $4,638      $3,512       32.1%

                                             As of
                                      12/31/99    12/31/98    % Change

Debt ratio                                51.6%       47.8%     +380bps
Equivalent access lines in
  service (thousands):
    Switched access lines               24,477      24,025        1.9%
    Access line equivalents             20,375      14,744       38.2%
Total equivalent access
  lines in service                      44,852      38,769       15.7%
Telephone employees                     64,160      60,561        5.9%

BellSouth Corporation
Supplemental Operating Data  (in thousands)

Wireline Communications  Network Access Lines In Service(a)

                                                     As of
                                             12/31/99      12/31/98   % Change


Switched access lines
  Residence                                   16,958        16,457      3.0%
  Business                                     7,254         7,294     (0.5%)
  Other                                          265           274     (3.3%)
    Total switched access lines in service    24,477        24,025      1.9%
Access line equivalents(b)(c)
  Selected digital data services:
    Basic rate ISDN                              221           178     24.2%
    Primary rate ISDN                            867           526     64.8%
    DS0                                          706           445     58.7%
    DS1                                        4,463         3,455     29.2%
    DS3 & higher                              14,118        10,140     39.2%
      Total digital data lines in service     20,375        14,744     38.2%

Total equivalent access lines in service      44,852        38,769     15.7%

(a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

(b) Access line equivalents are derived by converting high capacity data lines to the estimated capacity of one switched access line. The conversion factors used are as follows: Basic rate ISDN=2.5 DS0s, ADSL=6 DS0s, Primary rate ISDN=24 DS0s, DS1=24 DS0s, DS3=672 DS0s, OC3=2,016 DS0s, OC12=8,064
     DS0s, OC24=16,128 DS0s and OC48=32,256 DS0s. Basic rate ISDN lines are included in our switched access line count as equaling one line.

(c) Revenues associated with digital data lines are derived from the sale of specific high-bandwidth products provisioned over transmission lines with DS0 or greater capacity. While access line equivalent counts have a directional relationship with digital and data revenues, growth rates cannot be compared on an equivalent basis.

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

Domestic Wireless(2)

                         Quarter Ended                   Year Ended
                      12/31/99  12/31/98 % Change   12/31/99  12/31/98 % Change

Operating revenues        $837     $707     18.4%     $3,204   $2,730     17.4%

Segment net income(1)      $48      $61    (21.3%)      $234     $283    (17.3%)

Total assets            $6,097   $6,540     (6.8%)


Proportionate Basis(3)  Selected Financial and Operating Data

                                   Quarter Ended
                               12/31/99  12/31/98 % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)          $782     $713      9.7%
Net income(5)                       $48      $49     (2.0%)
Operating cash flow(7)             $286     $265      7.9%
Operating cash flow margin(8)     36.6%    37.2%    -60bps
Customer net adds in period
 (excluding ownership changes)      198      258    (23.3%)
Average monthly revenue per
  customer(9)                       $53      $52      1.9%


                                  Year Ended
                               12/31/99  12/31/98   % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)        $2,999   $2,717       10.4%
Net income(5)                      $235     $278      (15.5%)
Operating cash flow(7)           $1,147   $1,109        3.4%
Operating cash flow margin(8)     38.2%    40.8%     -260bps
Customer net adds in period
 (excluding ownership changes)      679      754       (9.9%)
Average monthly revenue per
  customer(9)                       $51      $52       (1.9%)

                                 As of
                               12/31/99    12/31/98   % Change

Customers                         5,337      4,796       11.3%
POPs                             58,662     58,122        0.9%
Penetration rate(10)               9.4%       9.2%      +20bps
Property, plant and
  equipment, gross               $4,588     $4,929       (6.9%)



Normalized Financial and Operating Data

During the fourth quarter of 1998, we reorganized our Los Angeles and Houston/Galveston cellular partnerships with AT&T. During the third quarter of 1999, we sold our Honolulu Cellular Operations. In the following table, we have restated the prior period financial and operating data to reflect these changes and provide more meaningful comparative information for existing operations.

                                   Quarter Ended
                                12/31/99    12/31/98   % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)             $782       $675       15.9%
Customers                            5,337      4,676       14.1%
POPs                                58,662     57,242        2.5%
Penetration rate(10)                  9.4%       9.2%      +20bps

                                     Year Ended
                                12/31/99    12/31/98   % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)           $2,961     $2,568       15.3%

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

International Operations(2)

                      Quarter Ended
                    12/31/99    12/31/98   % Change

Operating revenues      $589       $545        8.1%

Segment net income
 (loss)(1)(6)           ($43)      ($40)       7.5%

Total assets          $4,869     $4,449        9.4%

                           Year Ended
                    12/31/99    12/31/98   % Change

Operating revenues    $2,291     $1,995       14.8%

Segment net income
 (loss)(1)(6)            ($4)      ($62)        N/M



Proportionate Basis(3)  Selected Financial and Operating Data

                                     Quarter Ended
                                  12/31/99    12/31/98   % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)               $781       $668       16.9%
Net income  (5)(6)                      ($16)      ($24)     (33.3%)
Operating cash flow(7)                  $186       $174        6.9%
Operating cash flow margin(8)          23.8%      26.0%     -220bps
Customer net adds in period
 (excluding ownership changes)           630        483       30.4%
Average monthly revenue per
 customer(9)                             $42        $65      (35.4%)

                                     Year Ended
                                  12/31/99    12/31/98   % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)             $2,944     $2,187       34.6%
Net income  (5)(6)                       $54         $7         N/M
Operating cash flow(7)                  $779       $570       36.7%
Operating cash flow margin(8)          26.5%      26.1%      +40bps
Customer net adds in period
 (excluding ownership changes)         2,312      1,394       65.9%
Average monthly revenue per
 customer(9)                             $48        $65      (26.2%)


                                         As of
                                  12/31/99    12/31/98   % Change
Wireless:
     Customers                         5,856      3,439       70.3%
     POPs                            146,895    108,313       35.6%
Penetration rate(10)                    4.7%       3.5%     +120bps
Property, plant and
  equipment, gross                    $3,579     $3,013       18.8%



Normalized Financial and Operating Data

During 1998, we sold our interest in BellSouth New Zealand. In the following table, we have excluded this operation from the prior period financial and operating data to provide more meaningful comparative information for existing operations.

                                      Quarter Ended
                                   12/31/99    12/31/98   % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)               $781       $662       18.0%
Customers                              5,856      3,439       70.3%
POPs                                 146,895    108,313       35.6%
Penetration rate(10)                    4.7%       3.5%     +120bps

                                      Year Ended
                                   12/31/99    12/31/98   % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)             $2,944     $2,119       38.9%

BellSouth Corporation
Supplemental Operating Data - International Customers and POPs by Country (Proportionate Basis(3) in thousands)
                                                 Customers As of
       Country            Brand             12/31/99     12/31/98    % Change

Argentina                Movicom                 761          575       32.3%
                        Interior                   -            -          -
Brazil               BCP (Sao Paulo)             574          292       96.6%
                     BCP (Northeast)             206           58         N/M
Chile             BellSouth (Santiago)           339          192       76.6%
Chile             BellSouth (Interior)            13            -         N/M
Ecuador                 BellSouth                166          103       61.2%
Nicaragua               BellSouth                 34           15      126.7%
Panama                BSC de Panama               53           22      140.9%
Peru                 Tele2000 (Lima)             286          140      104.3%
                   Tele2000 (Interior)             7            -          -
Uruguay                  Movicom                  53           24      120.8%
Venezuela                Telcel                1,734          913       89.9%
Guatemala               Guatemala                  -            -         N/M

 Subtotal Latin America                        4,226        2,334       81.1%

Denmark                  Sonofon                 379          333       13.8%
Germany                  e-plus                  767          404       89.9%
India                    SkyCell                   5            4          -
Israel                   Cellcom                 479          364       31.6%

     Subtotal Europe and Asia/Pacific          1,630        1,105       47.5%

Total International                            5,856        3,439       70.3%

                                                  POPs As of
       Country            Brand            12/31/99     12/31/98    % Change

Argentina                Movicom                8,775        8,515        3.1%
                        Interior               14,690            -         N/M
Brazil               BCP (Sao Paulo)            8,049        8,004        0.6%
                     BCP (Northeast)           12,451       12,451           -
Chile             BellSouth (Santiago)          7,400        7,400           -
Chile             BellSouth (Interior)          7,400            -         N/M
Ecuador                 BellSouth              10,996       10,906        0.8%
Nicaragua               BellSouth               2,581        2,581           -
Panama                BSC de Panama             1,180        1,135           -
Peru                 Tele2000 (Lima)            6,776        4,133       63.9%
                   Tele2000 (Interior)         16,456       10,037       64.0%
Uruguay                  Movicom                  966          966           -
Venezuela                Telcel                18,132       17,742        2.2%
Guatemala               Guatemala               6,600            -         N/M

 Subtotal Latin America                       122,452       83,870       46.0%

Denmark                  Sonofon                2,465        2,465           -
Germany                  e-plus                18,545       18,545           -
India                    SkyCell                1,348        1,348           -
Israel                   Cellcom                2,085        2,085           -

     Subtotal Europe and Asia/Pacific          24,443       24,443           -

Total International                           146,895      108,313       35.6%

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

Advertising and Publishing

                          Quarter Ended                    Year Ended
                       12/31/99  12/31/98 % Change  12/31/99  12/31/98 % Change

Operating revenues        $730      $680     7.4%    $2,028    $1,891     7.2%
Segment net income(1)     $214      $199     7.5%      $556      $530     4.9%
Total assets            $1,662    $1,288    29.0%


Selected Financial and Operating Data

                     Quarter Ended                  Year Ended
                 12/31/99  12/31/98 % Change   12/31/99  12/31/98  % Change

EBITDA              $348      $329     5.8%       $932      $874      6.6%
EBITDA margin      47.7%     48.4%   -70bps      46.0%     46.2%    -20bps








Other

                         Quarter Ended               Year Ended
                     12/31/99 12/31/98  % Change  12/31/99  12/31/98  % Change

Operating revenues      $187      $99     88.9%      $651      $340     91.5%
Segment net loss(1)     ($60)    ($89)    32.6%     ($215)    ($210)    (2.4%)
Total assets          $1,380   $1,273      8.4%

BellSouth Corporation
Notes

(1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

(2) Domestic wireless and international operations financial and operating data are reported one month in arrears, except for domestic wireless customers and POPs which are presented as of quarter end.

(3) Proportionate basis financial and operating data reflect our ownership interest in the total operating results for each of our wireless properties, both domestic and international, whether or not consolidated for financial statement presentation purposes. Proportionate basis customers and POPs represent end of period customers and estimated market population, respectively, multiplied by our ownership interest in a licensee operating in that market.

(4)  Wireless revenues, net includes activation fees, access,  airtime,  roaming
     (net), long distance, equipment sales, value added services and other revenue. Proportionate domestic wireless revenues have been adjusted to include the cost of equipment sold to customers.

(5)  Net income (loss) represents our  proportionate  interest in the net income
     (loss) of the respective operations and does not include gains (losses) from the sale of properties or development expenses for markets prior to service initiation.

(6) International operations' fourth quarter and year-to-date 1999 segment net income (loss) and proportionate basis net income (loss) excludes $47 million in gains and $308 million in losses, respectively, related to fluctuations in the Brazilian Real to U.S. dollar exchange rate. The results for the 1999 year-to-date period also exclude $95 million related to the recognition of foreign investment tax credits.

(7) Operating cash flow is defined as operating income plus depreciation and amortization. While it represents our proportionate interest in the operating entities' operating cash flows, it does not necessarily represent cash available to us.

(8) Operating cash flow margin is calculated by dividing operating cash flow by wireless revenues, net.

(9) Average monthly revenue per customer is calculated by dividing average monthly revenue by average proportionate basis customers. Average monthly revenue includes activation fees, access, airtime, roaming (net), long distance and value added services.

(10) Penetration rate is calculated by dividing proportionate basis customers by proportionate basis POPs (excludes POPs in markets where service has not been initiated).